EXHIBIT 3(i)

ARTICLES OF INCORPORATION

OF

HNI CORPORATION

Amended and restated on May 5, 1987.
Amended on May 3, 1988, July 7, 1988, May 12, 1998, August 10, 1998,
May 11, 1999, May 5, 2003, May 4, 2004 and May 8, 2007

ARTICLE 1.

Section 1.01. Name. The name of the Corporation is HNI Corporation. (As amended 5/04/04.)

Section 1.02. Law Under Which Incorporated. The Corporation was incorporated under Chapter 384 of the Code of Iowa (1939), and has voluntarily adopted the provisions of the Iowa Business Corporation Act, Chapter 496A of the Code of Iowa.

ARTICLE 2.

Section 2.01. Duration. The Corporation shall have perpetual duration.

ARTICLE 3.

Section 3.01. Purposes and Powers. The Corporation shall have unlimited power to engage in, and to do any lawful act concerning, any or all lawful businesses for which corporations may be organized under the Iowa Business Corporation Act.

ARTICLE 4.

Section 4.01. Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue is 202,000,000 shares, consisting of 2,000,000 shares designated as "preferred shares" or "preferred stock," with a par value of $1.00 per share, and 200,000,000 shares designated as "common stock" or "common shares," with a par value of $1.00 per share. (Amended 5/12/98 and 5/11/99.)

Section 4.02. Series of Preferred Shares. Authority is hereby vested in the Board of Directors to divide the preferred shares into series and, within the limitations set forth in the Iowa Business Corporation Act and in these Articles of Incorporation, to fix and determine the relative rights and preferences of the shares of any series so established. In order to establish such series, the Board of Directors and the Corporation shall comply with the procedure therefor as provided in the Iowa Business Corporation Act. Upon such compliance, the resolution of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof shall become effective and shall constitute an amendment of these Articles of Incorporation.

Series A Junior Participating Preferred Stock (As adopted 7/7/88 and amended 8/10/98):

1. Designation and Amount. The shares of this series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting the Series A Preferred Stock shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance on the exercise of outstanding options, rights, or warrants or on the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

2. Dividends and Distributions.

(a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with espect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $1.00 per share (the "Common Stock"), of the Corporation and of any other junior stock, shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September, and December in each year (each such date being identified as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock. Such dividends shall be in an amount per share (rounded to the nearest cent) equal to the greater of (1) $1 or (2) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Corporation at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, if no dividend or distribution has been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless (1) the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or (2) the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

3. Voting Rights. Except as required by law, holders of Series A Preferred Stock shall have no voting rights and their consent shall not be required for taking any corporate action.

4. Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding have been paid in full, the Corporation shall not:

(1) declare or pay dividends or make any other distributions on any shares of stock ranking junior (either as to dividends or on liquidation, dissolution, or winding up) to the Series A Preferred Stock;

(2) declare or pay dividends or make any other distributions on any shares of stock ranking on a parity (either as to dividends or on liquidation, dissolution, or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or on liquidation, dissolution, or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or on liquidation, dissolution, or winding up) to the Series A Preferred Stock; or

(4) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking or a parity with the Series A Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares on such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, determines in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall, on cancellation, become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Statement of Resolution creating a series of Preferred Stock or any similar stock or as otherwise required by law.

6. Liquidation, Dissolution or Winding Up. On any liquidation, dissolution, or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or on liquidation, dissolution, or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or on liquidation, dissolution, or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled on such liquidation, dissolution, or winding up. If the Corporation at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7. Consolidation, Merger, etc. If the Corporation enters into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash, or any other property, each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash, or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

Section 4.03. Relative Rights and Preferences of Each Series. All preferred shares shall be identical, except as to the relative rights and preferences as to which the Iowa Business Corporation Act permits variations between different series.

Section 4.04. Pre-Emptive Rights Denied. No holder of shares of any class shall have any pre-emptive right to acquire, subscribe for, or purchase any shares of any class (whether such shares shall be authorized by these Articles of Incorporation or authorized hereafter), treasury shares, or securities of the Corporation. Any and all pre-emptive rights which might otherwise exist are expressly denied.

Section 4.05. Voting Rights. The preferred shareholders shall have no voting rights, and the vote or consent of the preferred shareholders shall not be required with respect to any matter, except that the preferred shareholders shall have the right to vote on any matter as to which the Iowa Business Corporation Act expressly requires that they be permitted to vote notwithstanding any contrary provisions of the Articles of Incorporation.

Cumulative voting shall not be permitted or be effective at any meeting of shareholders.

ARTICLE 5.

Section 5.01. Directors: Number, Terms, Classification. The number of Directors shall be fixed by the By-laws. The Directors shall be divided into three classes, each of which shall be as nearly equal in number as possible. The term of office of one class shall expire in each year. At each annual meeting of the shareholders, a number of Directors equal to the number of the class whose term expires at the annual meeting shall be elected for a term ending when Directors are elected at the third succeeding annual meeting. (As amended 5/8/07.)

Section 5.02. Limitation of Director's Liability. No Director shall be liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a Director, and the Corporation may indemnify a Director as provided in the By-laws for any such liability to the Corporation or its shareholders or any liability to any person for such action or failure to take any action as a Director, except liability for any of the following:

(a) The amount of a financial benefit received by a Director to which the Director is not entitled;

(b) An intentional infliction of harm on the Corporation or the shareholders;

(c) A violation of Section 490.833 of the Iowa Business Corporation Act; and

(d) An intentional violation of criminal law.

Nothing in this Section 5.02 shall be construed to eliminate or limit the liability of a Director for an act or omission occurring prior to the date when this Section 5.02 became effective. For purposes of this Section 5.02, the terms "Director" and "liability" shall have the meanings ascribed to such terms in the Iowa Business Corporation Act, as amended from time to time. (As amended 5/8/07.)

ARTICLE 6.

Section 6.01. By-laws. The power to amend the By-laws is vested in the Board of Directors. Wherever used in these Articles of Incorporation with respect to the By-laws, the word "amendment" or "amend" includes and shall apply to the amendment, alteration, or repeal of any or all provisions of the By-laws or the adoption of new By-laws.

Section 6.02. Effect of Articles of Incorporation and By-laws. Each shareholder, by the act of becoming or remaining a shareholder of the Corporation, shall be deemed to have accepted and agreed to all provisions of these Articles of Incorporation and the By-laws, as amended from time to time. All provisions of the By-laws which (or the substance of which) at any time shall have been adopted, approved, or ratified by the affirmative vote of the holders of a majority of the outstanding common shares entitled to vote shall have the same force and effect as if such provisions were included in full in these Articles of Incorporation. No such provision of the By-laws shall be construed as having any lesser force or effect by reason of being included in the By-laws rather than in the Articles of Incorporation. This Section shall not be construed to require that any provision or amendment of the By-laws be adopted, approved, or ratified by the shareholders. Any shareholder, regardless of the period of time during which he has been a shareholder, shall have the right to examine the By-laws of the Corporation in person or by agent or attorney at any reasonable time or times and to make extracts therefrom. Upon the written request of any shareholder, the Corporation shall mail to such shareholder within a reasonable time a copy of the By-laws.

Section 6.03. Amendment of Articles of Incorporation. The Corporation and the shareholders expressly reserve the right from time to time to amend these Articles of Incorporation, in the manner now or hereafter permitted by the Iowa Business Corporation Act or other applicable law, whether or not such amendment shall constitute or result in a fundamental change in the purposes or structure of the Corporation or in the rights or privileges of shareholders or others or in any or all of the foregoing. All rights and privileges of shareholders or others shall be subject to this reservation. Wherever used in these Articles of Incorporation with respect to the Articles of Incorporation, the word "amendment" or "amend" includes and shall apply to the amendment, alteration, or repeal of any or all provisions of the Articles of Incorporation or the adoption of new or restated Articles of Incorporation.